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                                        PricewaterhouseCoopers LLP
                                        400 Campus Drive
                                        P.O. Box 986
                                        Florham Park NJ 07932
                                        Telephone (973) 236 4000
                                        Facsimile (973) 236 5000


April 25, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549


Commissioner:

We have read the statements made with respect to the Lucent Savings Plan and the Lucent Technologies Inc. Long Term Savings and Security Plan (collectively referred to as the "Plans") (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of the Plans dated April 25, 2007. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP